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                                                                EXHIBIT 4.2


                          SECOND SUPPLEMENTAL INDENTURE

      SECOND SUPPLEMENTAL INDENTURE dated as of February 1, 1994 ("Second Supplemental Indenture") to the Indenture dated as of November 1, 1991 between Stone Container Corporation, a Delaware corporation (herein called the "Company"), and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (herein called the "Trustee").

      WHEREAS, THE COMPANY HAS ISSUED, the Trustee has authenticated and there have been delivered pursuant to the Indenture $240,000,000 aggregate principal amount of 11-7/8% Senior Notes due December 1, 1998 and $150,000,000 aggregate principal amount of 12 5/8% Senior Notes due July 15, 1998, all of which are currently outstanding;

      WHEREAS, the company desires to add a definition of "Five Year Treasury Rate" and amend the definition of "Seven Year Treasury Rate" in Article One of the Indenture;

      WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture, without the consent of any Holders, for the purpose of curing any ambiguity, defect or inconsistency or to correct or supplement any provision therein or for the purpose of making any change that does not materially adversely affect the Holders of Securities of any series.

      WHEREAS, all acts and proceedings requires by law and the Indenture to authorize, approve and constitute the Second Supplemental Indenture as a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Second Supplemental Indenture have in all respects been duly authorized by the Company; and

      WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company and not by the Trustee.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

      1. The definition of Article One is hereby amended by adding a definition of "FIVE YEAR TREASURY RATE" to read in its entirety as follows:

      "FIVE YEAR TREASURY RATE" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of five years, for the Rate Determination Period as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department
      (i) as published by the Federal Reserve Board in its Statistical
      Release H.15 (519), "Selected Interest Rates," which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities-Treasury Constant Maturities-5 Year" or (ii) if said Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519) or (iii) if the Federal Reserve Board shall not then be publishing a comparable release, as published in any official publication or release of



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      any other United States Government Department or agency or (y) if the
      United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above. However, if the Five Year Treasury Rate cannot be determined as provided above, then the Five Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of not less than 57 months nor more than 63 months from such Business Day (1) as published in THE WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company.

      2. The definition of "SEVEN YEAR TREASURY RATE" is hereby amended to read in its entirety as follows:

      "SEVEN YEAR TREASURY RATE" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of seven years, for the Rate Determination Period as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department
      (i) as published by the Federal Reserve Board in its Statistical Release
      H.15 (519), "Selected Interest Rates," which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities-Treasury Constant Maturities-
      7 Year" or (ii) if said Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519) or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government Department of agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above. However, if the Seven Year Treasury Rate cannot be determined as provided above, then the Seven Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of not less than 81 months nor more than 87 months from such Business Day (1) as published in THE WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company. Notwithstanding the foregoing, with respect to any Securities issued on and after February 1,1994, in the event that Statistical Release H.15 (519) is not then published, the Seven Year Treasury Rate may be determined using the basis or formula, if any, set forth in the Board Resolution or supplemental indenture specified by Section 301 hereof relating to the issuance of such Securities.

      3. All capitalized terms used in this Second Supplemental Indenture have the respective meanings set forth in the Indenture. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of



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such counterparts shall together constitute one and the same instrument.
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      4. Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Second Supplemental Indenture all of its respective covenants and agreements set forth in the Indenture.

      5. All covenants and agreements in this Second Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

      6. In case any provision in tise Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      7. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      8. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Second Supplemental Indenture, such required provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or shall be excluded, as the case may be.

      9. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws (other than choice of law provisions) of the State of New York.

      10. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.



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      IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                          STONE CONTAINER CORPORATION


                                          By:
                                              _______________________
                                          Name:
                                          Title:
(SEAL)
Attest:

______________________
Name:
Title:
                                          THE BANK OF NEW YORK, as Trustee


                                          By:
                                             ____________________________
                                          Name:
                                          Title:
(SEAL)
Attest:

______________________
Name:
Title:



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STATE OF          )
                  )
COUNTY OF         )

      On the __ day of February, 1994, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of Stone Container Corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                    ______________________
                                    My commission expires:



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STATE OF          )
                  )
COUNTY OF         )

      On the __ day of February, 1994, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of The Bank of New York, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                    ______________________
                                    My commission expires: